EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MAY 2006

OPERATIONAL PERFORMANCE

HOUSTON, June 1, 2006 - Continental Airlines (NYSE: CAL) today reported a May consolidated (mainline plus regional) load factor of 81.0 percent, 1.9 points above last year's May consolidated load factor. The carrier reported a mainline load factor of 81.0 percent, 1.2 points above the May 2005 mainline load factor, and a domestic mainline load factor of 83.9 percent, 2.7 points above May 2005. All three were records for May. In addition, the airline had an international mainline load factor of 78.0 percent, the same as in May 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 74.1 percent and a mainline completion factor of 99.9 percent.

In May 2006, Continental flew 7.6 billion consolidated revenue passenger miles (RPMs) and 9.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 14.6 percent and a capacity increase of 11.9 percent as compared to May 2005. In May 2006, Continental flew 6.7 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 13.5 percent and a mainline capacity increase of 11.8 percent as compared to May 2005. Domestic mainline traffic was 3.6 billion RPMs in May 2006, up 7.9 percent from May 2005, and domestic mainline capacity was 4.3 billion ASMs, up 4.6 percent from May 2005.

For May 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 8.5 and 9.5 percent compared to May 2005, while mainline passenger RASM is estimated to have increased between 7.0 and 8.0 percent compared to May 2005.  For April 2006, consolidated passenger RASM increased 12.9 percent compared to April 2005, while mainline passenger RASM increased 12.0 percent from April 2005.

May 2006 sales at continental.com increased 52.0 percent over May 2005.

Continental's regional operations had a record May load factor of 81.1 percent, 7.4 points above last year's May load factor. Regional RPMs were 913.1 million and regional ASMs were 1,125.9 million in May 2006, resulting in a traffic increase of 23.5 percent and a capacity increase of 12.3 percent versus May 2005.

Continental Airlines, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 152 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
MAY	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,627,338	3,360,596	7.9	Percent

International	3,107,603	2,571,356	20.9	Percent
Transatlantic	1,610,681	1,346,282	19.6	Percent
Latin America	855,046	679,853	25.8	Percent
Pacific	641,876	545,221	17.7	Percent

Mainline	6,734,940	5,931,951	13.5	Percent
Regional	913,116	739,289	23.5	Percent
Consolidated	7,648,056	6,671,241	14.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,325,610	4,137,036	4.6	Percent

International	3,985,842	3,296,940	20.9	Percent
Transatlantic	2,039,614	1,640,927	24.3	Percent
Latin America	1,111,123	945,970	17.5	Percent
Pacific	835,106	710,044	17.6	Percent

Mainline	8,311,453	7,433,976	11.8	Percent
Regional	1,125,880	1,002,596	12.3	Percent
Consolidated	9,437,333	8,436,572	11.9	Percent
PASSENGER LOAD FACTOR
Domestic	83.9 Percent	81.2 Percent	2.7	Points

International	78.0 Percent	78.0 Percent	0.0	Points
Transatlantic	79.0 Percent	82.0 Percent	-3.0	Points
Latin America	77.0 Percent	71.9 Percent	5.1	Points
Pacific	76.9 Percent	76.8 Percent	0.1	Points

Mainline	81.0 Percent	79.8 Percent	1.2	Points
Regional	81.1 Percent	73.7 Percent	7.4	Points
Consolidated	81.0 Percent	79.1 Percent	1.9	Points
ONBOARD PASSENGERS
Mainline	4,165,495	3,766,448	10.6	Percent
Regional	1,634,883	1,355,681	20.6	Percent
Consolidated	5,800,378	5,122,129	13.2	Percent
CARGO REVENUE TON MILES (000)
Total	87,077	76,154	14.3	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	17,226,060	15,771,600	9.2	Percent

International	14,151,411	12,009,148	17.8	Percent
Transatlantic	6,579,907	5,527,540	19.0	Percent
Latin America	4,538,643	3,897,679	16.4	Percent
Pacific	3,032,861	2,583,929	17.4	Percent

Mainline	31,377,471	27,780,748	12.9	Percent
Regional	4,101,037	3,392,053	20.9	Percent
Consolidated	35,478,508	31,172,801	13.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	20,860,794	19,857,064	5.1	Percent

International	18,479,277	15,699,153	17.7	Percent
Transatlantic	8,630,688	7,076,789	22.0	Percent
Latin America	5,810,271	5,157,090	12.7	Percent
Pacific	4,038,318	3,465,274	16.5	Percent

Mainline	39,340,071	35,556,217	10.6	Percent
Regional	5,299,826	4,714,724	12.4	Percent
Consolidated	44,639,897	40,270,941	10.8	Percent
PASSENGER LOAD FACTOR
Domestic	82.6 Percent	79.4 Percent	3.2	Points

International	76.6 Percent	76.5 Percent	0.1	Points
Transatlantic	76.2 Percent	78.1 Percent	-1.9	Points
Latin America	78.1 Percent	75.6 Percent	2.5	Points
Pacific	75.1 Percent	74.6 Percent	0.5	Points

Mainline	79.8 Percent	78.1 Percent	1.7	Points
Regional	77.4 Percent	71.9 Percent	5.5	Points
Consolidated	79.5 Percent	77.4 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	19,841,346	18,079,815	9.7	Percent
Regional	7,275,399	6,149,945	18.3	Percent
Consolidated	27,116,745	24,229,760	11.9	Percent
CARGO REVENUE TON MILES (000)
Total	439,815	418,781	5.0	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MAY	2006	2005	Change
On-Time Performance [1]	74.1%	83.7%	(9.6)	Points
Completion Factor [2]	99.9%	99.8%	0.1	Points
April 2006 year-over-year consolidated RASM change			12.9	Percent
April 2006 year-over-year mainline RASM change			12.0	Percent
May 2006 estimated year-over-year consolidated RASM change			8.5-9.5	Percent
May 2006 estimated year-over-year mainline RASM change			7.0-8.0	Percent
May 2006 estimated average price per gallon of fuel, including fuel taxes			2.14	Dollars
Second Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.10	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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